HENRY SCHEIN
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747


FOR IMMEDIATE RELEASE


                  HENRY SCHEIN REPORTS SECOND QUARTER RESULTS
         EPS from continuing operations increases 14% to a record $0.81
                        Company affirms 2009 guidance


MELVILLE, N.Y. - August 4, 2009 - Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners, today reported financial results for the quarter ended June 27, 2009.
         Net sales for the second quarter of 2009 were $1.6 billion, a decrease of 1.8% compared with the second quarter of 2008. This consists of a 7.1% decline related to foreign currency exchange, offset by a 5.3% growth in local currencies (see Exhibit A for details of sales growth).
         Income from continuing operations attributable to Henry Schein, Inc. for the second quarter of 2009 was $73.5 million, or $0.81 per diluted share, an increase of 13.1% and 14.1%, respectively, compared with the second quarter of 2008. Income from continuing operations for the second quarter of 2008 has been restated for the adoption of FASB Staff Position APB 14-1, which decreased diluted EPS by approximately $0.01.
         "We are pleased to report growth in diluted EPS from continuing operations of 14% and operating margin expansion of 65 basis points," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein. "Our financial results for the quarter demonstrate a commitment to efficient operations and prudent cash management. The markets Henry Schein serves were largely as we expected them to be during the second quarter."
         Dental Group sales of $626 million declined 5.1%, consisting of a 1.5% decline related to foreign currency exchange and a 3.6% decline in local currencies. The 3.6% decline in local currencies included 1.3% growth in Dental consumable merchandise sales and a 17.5% decline in Dental equipment sales and service revenues.
         "Dental consumable merchandise sales figures suggest stabilization in the market and dentists continue to be cautious when committing to purchasing equipment," commented Mr. Bergman.

         Medical Group sales of $351 million increased 8.0%, and were positively impacted by strong sales of consumable products, as well as by sales of products related to the H1N1 virus.
         International Group sales of $592 million declined 3.8%, consisting of a 17.2% decline related to foreign currency exchange and 13.4% growth in local currencies. International sales growth in local currencies included particular strength in the Company's dental equipment and veterinary businesses.
         Technology and Value-Added Services Group sales of $43 million increased 3.5% during the quarter, consisting of a 3.8% decline related to foreign currency exchange and a 7.3% growth in local currencies.

Year-to-Date Results
         For the first half of 2009, net sales of $3.1 billion represent a decrease of 2.0% compared with the first half of 2008. This decrease includes a 7.4% decline related to foreign currency exchange offset by 5.4% growth in local currencies.
         Income from continuing operations attributable to Henry Schein, Inc. for the first half of 2009 was $128.3 million, or $1.43 per diluted share.
These results include first quarter 2009 restructuring costs of $4.0 million
(or $0.03 per diluted share, after-tax) related to the completion of the expense reduction program announced in November 2008. Excluding the impact of these restructuring costs, income from continuing operations attributable to Henry Schein, Inc. for the first half of 2009 was $131.1 million, or $1.46 per diluted share, an increase of 12.5% and 15.9%, respectively, compared with the first half of 2008 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS). Income from continuing operations for the first half of 2008 has been restated for the adoption of FASB Staff Position APB 14-1, which decreased diluted EPS by approximately $0.02.

2009 EPS Guidance
         Henry Schein today affirmed 2009 financial guidance, as follows:

     o 2009 diluted EPS attributable to Henry Schein, Inc. is expected to be $3.11 to $3.26, representing growth of 7% to 12% compared with restated 2008 results of $2.92, excluding charges related to the Lehman Brothers bankruptcy as well as restructuring costs. The 2009 guidance also excludes restructuring costs.

     o Guidance for 2009 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Second Quarter Conference Call Webcast
         The Company will hold a conference call to discuss second quarter financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, a Fortune 500(R) company and a member of the NASDAQ 100(R) Index, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 575,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions. The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items. Henry Schein also provides exclusive, innovative technology offerings for dental, medical and veterinary professionals, including value-added practice management software and electronic health record solutions.
         Headquartered in Melville, N.Y., Henry Schein employs over 12,500 people and has operations or affiliates in 23 countries. The Company's net sales reached a record $6.4 billion in 2008. For more information, visit the Henry Schein Web site at www.henryschein.com.

         In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
         Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: decreased customer demand and changes in vendor credit terms; disruptions in financial markets; general economic conditions; competitive factors; changes in the healthcare industry; changes in regulatory requirements that affect us; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service issues with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.

         We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.




                               (TABLES TO FOLLOW)

                                  HENRY SCHEIN, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                         (in thousands, except per share data)
                                     (unaudited)


                                                                       Three Months Ended                Six Months Ended
                                                                 ------------------------------   ------------------------------
                                                                    June 27,        June 28,         June 27,        June 28,
                                                                      2009            2008             2009            2008
                                                                 --------------  --------------   --------------  --------------

Net sales ...................................................... $    1,611,006  $    1,640,851   $    3,099,611  $    3,162,628
Cost of sales ..................................................      1,132,494       1,152,741        2,180,089       2,223,887
                                                                 --------------  --------------   --------------  --------------
       Gross profit ............................................        478,512         488,110          919,522         938,741

Operating expenses:
    Selling, general and administrative ........................        356,202         374,118          702,282         739,474
    Restructuring costs ........................................            --              --             4,043             --
                                                                 --------------  --------------   --------------  --------------
       Operating income ........................................        122,310         113,992          213,197         199,267
Other income (expense):
    Interest income ............................................          2,486           3,974            5,287           7,957
    Interest expense ...........................................         (6,467)         (9,593)         (13,281)        (17,760)
    Other, net .................................................           (272)           (291)            (289)           (674)
                                                                 --------------  --------------   --------------  --------------
       Income from continuing operations before
        taxes, noncontrolling interest and equity in
        earnings of affiliates .................................        118,057         108,082          204,914         188,790
Income taxes ...................................................        (38,841)        (36,874)         (67,763)        (64,320)
Equity in earnings of affiliates ...............................          1,212             908            2,577           2,418
                                                                 --------------  --------------   --------------  --------------
Income from continuing operations ..............................         80,428          72,116          139,728         126,888
    Loss from discontinued operations, net of tax ..............            --             (415)             --             (497)
                                                                 --------------  --------------   --------------  --------------
Net income .....................................................         80,428          71,701          139,728         126,391
    Less: Net income attributable to noncontrolling interests ..         (6,955)         (7,131)         (11,404)        (10,381)
                                                                 --------------  --------------   --------------  --------------
Net income attributable to Henry Schein, Inc. .................. $       73,473  $       64,570   $      128,324  $      116,010
                                                                 ==============  ==============   ==============  ==============

Amounts attributable to Henry Schein, Inc.:
  Income from continuing operations ............................ $       73,473  $       64,985   $      128,324  $      116,507
  Loss from discontinued operations, net of tax ................            --             (415)             --             (497)
                                                                 --------------  --------------   --------------  --------------
  Net income ................................................... $       73,473  $       64,570   $      128,324  $      116,010
                                                                 ==============  ==============   ==============  ==============

Earnings per share attributable to Henry Schein, Inc.:

    From continuing operations:
     Basic ..................................................... $         0.83  $         0.73   $         1.44  $         1.30
                                                                 ==============  ==============   ==============  ==============
     Diluted ................................................... $         0.81  $         0.71   $         1.43  $         1.26
                                                                 ==============  ==============   ==============  ==============

    From discontinued operations:
     Basic ..................................................... $         0.00  $        (0.01)   $        0.00  $         0.00
                                                                 ==============  ==============   ==============  ==============
     Diluted ................................................... $         0.00  $        (0.01)   $        0.00  $         0.00
                                                                 ==============  ==============   ==============  ==============

    From net income:
     Basic ..................................................... $         0.83  $         0.72   $         1.44  $         1.30
                                                                 ==============  ==============   ==============  ==============
     Diluted ................................................... $         0.81  $         0.70   $         1.43  $         1.26
                                                                 ==============  ==============   ==============  ==============


Weighted-average common shares outstanding:
    Basic ......................................................         88,815          89,587           88,838          89,417
                                                                 ==============  ==============   ==============  ==============
    Diluted ....................................................         90,534          92,012           90,021          92,212
                                                                 ==============  ==============   ==============  ==============

Note: The above prior period amounts have been restated to reflect the effects of discontinued operations, the adoption of FASB Staff Position APB 14-1 related to convertible debt and FAS 160 related to the presentation of noncontrolling interests.


                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                         June 27,         December 27,
                                                                                           2009               2008
                                                                                       -------------     -------------
                                                                                        (unaudited)

ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $     393,873     $     369,570
    Accounts receivable, net of reserves of $46,419 and $42,855 ................             730,996           734,027
    Inventories, net ...........................................................             737,956           731,654
    Deferred income taxes ......................................................              38,667            36,974
    Prepaid expenses and other .................................................             187,798           193,841
                                                                                       -------------     -------------
            Total current assets ...............................................           2,089,290         2,066,066
Property and equipment, net ....................................................             254,008           247,835
Goodwill .......................................................................             948,862           922,952
Other intangibles, net .........................................................             206,429           214,093
Investments and other ..........................................................             146,901           148,264
                                                                                       -------------     -------------
            Total assets .......................................................       $   3,645,490     $   3,599,210
                                                                                       =============     =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $     435,579     $     554,773
    Bank credit lines ..........................................................               2,014             4,936
    Current maturities of long-term debt .......................................             154,251           156,405
    Accrued expenses:
       Payroll and related .....................................................             123,182           135,523
       Taxes ...................................................................              91,091            69,792
       Other ...................................................................             251,495           262,236
                                                                                       -------------     -------------
            Total current liabilities ..........................................           1,057,612         1,183,665
Long-term debt .................................................................             261,229           256,648
Deferred income taxes ..........................................................              96,542            95,399
Other liabilities ..............................................................              58,482            58,109

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................                 --                --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       90,167,656 outstanding on June 27, 2009 and
       89,351,849 outstanding on December 27, 2008 .............................                 902               894
   Additional paid-in capital ..................................................             740,186           725,540
   Retained earnings ...........................................................           1,309,778         1,181,454
   Accumulated other comprehensive income ......................................              45,578            29,721
                                                                                       -------------     -------------
   Total Henry Schein, Inc. stockholders' equity ...............................           2,096,444         1,937,609
   Noncontrolling interest .....................................................              75,181            67,780
                                                                                       -------------     -------------
            Total stockholders' equity .........................................           2,171,625         2,005,389
                                                                                       -------------     -------------
            Total liabilities and stockholders' equity .........................       $   3,645,490     $   3,599,210
                                                                                       =============     =============


Note: The above prior period amounts have been restated to reflect the adoption of FASB Staff Position APB 14-1 related to convertible debt and FAS 160 related to the presentation of noncontrolling interests.


                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)
                                                   (unaudited)

                                                                                             Three Months Ended
                                                                                       -----------------------------
                                                                                         June 27,        June 28,
                                                                                           2009            2008
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income  ................................................................       $      80,428   $      71,701
     Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation and amortization .......................................              20,813          20,270
           Amortization of bond discount .......................................               1,500           1,410
           Stock-based compensation expense ....................................               6,236           6,956
           Provision for losses on trade and other accounts receivable .........                 526           1,467
           Benefit from deferred income taxes ..................................                (436)            (33)
           Undistributed earnings of affiliates ................................              (1,212)           (908)
           Other ...............................................................                (125)           (891)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................             (28,954)        (23,256)
                 Inventories ...................................................              34,287          16,023
                 Other current assets ..........................................             (10,199)          8,464
                 Accounts payable and accrued expenses .........................               3,839          24,108
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................             106,703         125,311
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (15,537)         (9,723)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................             (12,746)        (15,057)
     Purchases of available-for-sale securities ................................                 --              --
     Proceeds from sales of available-for-sale securities ......................               1,300             --
     Net proceeds from (payments for) foreign exchange forward
        contract settlements ...................................................                  (8)         (3,048)
     Other .....................................................................               1,614           5,272
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (25,377)        (22,556)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Repayments of bank borrowings .............................................                (204)         (2,589)
     Principal payments for long-term debt .....................................                (900)         (4,976)
     Proceeds from issuance of stock upon exercise of stock options ............               3,551           5,523
     Payments for repurchases of common stock ..................................                 --          (31,647)
     Excess tax benefits related to stock-based compensation ...................                 503           1,244
     Other .....................................................................                 342            (977)
                                                                                       -------------   -------------
Net cash provided by (used in) financing activities ............................               3,292         (33,422)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................              84,618          69,333
Effect of exchange rate changes on cash and cash equivalents ...................               1,099            (937)
Cash and cash equivalents, beginning of period .................................             308,156         203,036
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     393,873   $     271,432
                                                                                       =============   =============


                                                                                              Six Months Ended
                                                                                       -----------------------------
                                                                                         June 27,        June 28,
                                                                                           2009            2008
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income  ................................................................       $     139,728   $     126,391
     Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation and amortization .......................................              40,734          39,708
           Amortization of bond discount .......................................               2,964           2,792
           Stock-based compensation expense ....................................              12,303          16,216
           Provision for losses on trade and other accounts receivable .........               1,712           2,604
           Benefit from deferred income taxes ..................................              (5,921)         (3,842)
           Undistributed earnings of affiliates ................................              (2,577)         (2,418)
           Other ...............................................................               1,491          (1,317)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................              14,443          (6,752)
                 Inventories ...................................................              13,248          (5,064)
                 Other current assets ..........................................               2,470          10,978
                 Accounts payable and accrued expenses .........................            (141,020)        (40,612)
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................              79,575         138,684
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (28,403)        (23,466)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................             (26,489)        (23,581)
     Purchases of available-for-sale securities ................................                 --          (35,925)
     Proceeds from sales of available-for-sale securities ......................               4,040             847
     Net proceeds from (payments for) foreign exchange forward
        contract settlements ...................................................                 275          (5,052)
     Other .....................................................................              (2,680)          4,504
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (53,257)        (82,673)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Repayments of bank borrowings .............................................              (3,393)         (6,508)
     Principal payments for long-term debt .....................................              (2,612)         (5,949)
     Proceeds from issuance of stock upon exercise of stock options ............               3,928          12,695
     Payments for repurchases of common stock ..................................                 --          (31,647)
     Excess tax benefits related to stock-based compensation ...................                 683           4,673
     Other .....................................................................              (1,748)         (1,401)
                                                                                       -------------   -------------
Net cash provided by (used in) financing activities ............................              (3,142)        (28,137)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................              23,176          27,874
Effect of exchange rate changes on cash and cash equivalents ...................               1,127          (4,032)
Cash and cash equivalents, beginning of period .................................             369,570         247,590
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     393,873   $     271,432
                                                                                       =============   =============



Note: The above prior period amounts have been restated to reflect the adoption of FASB Staff Position APB 14-1 related to convertible debt and FAS 160 related to the presentation of noncontrolling interests.


Exhibit A


                                                Henry Schein, Inc.
                                                2009 Second Quarter
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q2 2009 over Q2 2008
                                               --------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                                0.7%          -6.0%            6.7%          4.1%            7.3%

Acquisitions                                         4.6%           2.4%            1.3%          9.3%            0.0%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                     5.3%          -3.6%            8.0%         13.4%            7.3%

Foreign Currency Exchange                           -7.1%          -1.5%            0.0%        -17.2%           -3.8%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             -1.8%          -5.1%            8.0%         -3.8%            3.5%
                                               ============    ===========    ============  =============   ============


                                               Q2 YTD 2009 over Q2 YTD 2008
                                               ----------------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                                0.5%          -4.3%            2.1%          4.5%            8.0%

Acquisitions                                         4.9%           2.2%            1.2%         10.2%            0.0%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                     5.4%          -2.1%            3.3%         14.7%            8.0%

Foreign Currency Exchange                           -7.4%          -1.7%            0.0%        -18.1%           -4.3%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             -2.0%          -3.8%            3.3%         -3.4%            3.7%
                                               ============    ===========    ============  =============   ============


Exhibit B

                                   Henry Schein, Inc.
                               2009 Second Quarter and YTD
                             Reconciliation of GAAP results of
                         continuing operations to non-GAAP results
                                 of continuing operations
                           (in thousands, except per share data)
                                       (unaudited)

                                                          Second Quarter           %                   YTD                 %
                                                        2009          2008      Growth          2009          2008      Growth
From Continuing Operations
------------------------------------------------------------------------------------------------------------------------------------
Net Sales                                            $1,611,006    $1,640,851    -1.8%       $3,099,611    $3,162,628    -2.0%
Operating Income                                        122,310       113,992     7.3%          213,197       199,267     7.0%
Margin                                                     7.6%          6.9%       65 bp          6.9%          6.3%       58 bp
Income from Continuing Operations attributable to
Henry Schein, Inc.                                   $   73,473    $   64,985    13.1%       $  128,324    $  116,507    10.1%
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.                                      0.81          0.71    14.1%             1.43          1.26    13.5%
Net Income attributable to Henry Schein, Inc.            73,473        64,570    13.8%          128,324       116,010    10.6%
Diluted EPS                                                0.81          0.70    15.7%             1.43          1.26    13.5%
------------------------------------------------------------------------------------------------------------------------------------


Add: Non-GAAP Adjustments
Net Sales                                                   --            --                        --            --
Operating Income                                            --            --                 $    4,043           --
Income from Continuing Operations attributable to
Henry Schein, Inc.                                          --            --                      2,784           --
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.                                       --            --                       0.03           --
Net Income attributable to Henry Schein, Inc.               --            --                      2,784           --
Diluted EPS                                                 --            --                       0.03           --


Adjusted Results from Continuing Operations
------------------------------------------------------------------------------------------------------------------------------------
Net Sales                                            $1,611,006    $1,640,851    -1.8%       $3,099,611    $3,162,628    -2.0%
Operating Income                                        122,310       113,992     7.3%          217,240       199,267     9.0%
Margin                                                     7.6%          6.9%       65 bp          7.0%          6.3%       71 bp
Income from Continuing Operations attributable to
Henry Schein, Inc.                                   $   73,473    $   64,985    13.1%       $  131,108    $  116,507    12.5%
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.                                      0.81          0.71    14.1%             1.46          1.26    15.9%
Net Income attributable to Henry Schein, Inc.            73,473        64,570    13.8%          131,108       116,010    13.0%
Diluted EPS                                                0.81          0.70    15.7%             1.46          1.26    15.9%
------------------------------------------------------------------------------------------------------------------------------------


Note:

Above reflects adjusted results from continuing operations excluding restructuring costs of $4,043 ($2,784 after tax and $.03 per diluted share) recorded in the first quarter of 2009. This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.



CONTACTS: Investors: Steven Paladino
          Executive Vice President and Chief Financial Officer steven.paladino@henryschein.com
          (631) 843-5500

          Media: Susan Vassallo
          Vice President, Corporate Communications susan.vassallo@henryschein.com
          (631) 843-5562

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